                                                                     Exhibit 2.1


                        SETTLEMENT AGREEMENT AND RELEASE
                        --------------------------------
                    (INCLUDING AGREEMENT FOR SALE OF SHARES)
                    ----------------------------------------

         This Agreement, effective November 3, 2000, is made and entered into among by and among Samuel J. Frankino, individually and as trustee and president of the Foundation (as defined below), trustee of the Trust (as defined below) and managing partner of the Partnership (as defined below) ("Frankino"), the Samuel J. Frankino and Connie M. Frankino Charitable Foundation (the "Foundation"), the Corrine L. Dodero Trust for the Arts and Sciences (the "Trust") and Frankino and Frankino Investment Company, a Nevada general partnership (the "Partnership" and, collectively with Frankino in all capacities listed above, the Foundation and the Trust, the "Frankino Parties""or "Sellers"), on the one hand, and National Auto Credit, Inc., a Delaware corporation (the "Company"), on the other hand.

         WHEREAS, the Frankino Parties own an aggregate of 15,743,012 shares (the "Shares") of common stock, par value $.05 per share, of the Company ("Company Common Stock"); and

         WHEREAS, certain disputes and differences have arisen between Frankino and the Company, which disputes have resulted in litigation styled National Auto Credit, Inc. v. Sam J. Frankino, C.A. No. 17973 and Sam J. Frankino v. David L. Huber, et al., C.A. No. 17984, both pending in the Court of Chancery of the State of Delaware (collectively referred to herein as the "Actions"); and

         WHEREAS, Frankino and the Company wish to settle all disputes between them without the admission of fault by any of them; and

         WHEREAS, the Frankino Parties and the Company wish to waive, as permitted by Paragraph 4 thereof, the restrictions imposed by the Order Maintaining Status Quo, dated as of April 13, 2000, entered in connection with the Actions (the "Status Quo Order") to the extent necessary to consummate the transactions contemplated hereby; and

         WHEREAS, the Company believes that the settlement and the other transactions provided for herein are fair to, and in the best interests of, the Company and its stockholders;

         NOW THEREFORE, in consideration of the above premises and the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Frankino Parties and the Company hereby agrees as follows:

         1. Upon the terms and subject to the conditions of this Agreement, at the closing of the transactions contemplated hereby (the "Closing"), which Closing is taking place contemporaneously with the execution and delivery of this Agreement by the parties hereto, Sellers shall sell, convey, assign, transfer and deliver to the Company, and the Company shall purchase, acquire and accept from Sellers, good and valid title to all of the Shares, free and clear of all liens, claims, charges or other encumbrances (collectively, "Liens"). In consideration of the aforesaid sale, conveyance, assignment, transfer and delivery of the Shares, at the Closing, the Company shall pay and convey to Sellers a total of Thirty-Five Million Three Hundred Forty Thousand Dollars ($35,340,000), or $2.245 per Share, in immediately available United States Dollars, by wire transfer to bank accounts designated by Sellers, as follows:
(a) Frankino: Eighty-Seven Thousand Five Hundred Forty-Seven Dollars and Forty-One Cents ($87,547.41); (b) Foundation: Twenty-Eight Million Five Hundred Sixty-Eight Thousand Four Hundred Nine Dollars and Forty-Five Cents ($28,568,409.45); (c) Trust: Four Million Four Hundred Eighty-Nine Thousand Six Hundred Eleven Dollars and Seven Cents

($4,489,611.07); and (d) Partnership: Two Million One Hundred Ninety-Four Thousand Four Hundred Thirty-Two Dollars and Seven Cents ($2,194,432.07).

         2. Upon the terms and subject to the conditions of this Agreement, at the closing of each of the transactions contemplated by this Paragraph 2 (the "Subsequent Closings"), which Subsequent Closings shall take place as soon as is reasonably practicable following the receipt by the Company of certificates representing the Additional Sellers' Shares (as defined below) held by each Additional Seller (as defined below), each of William Maund; Lorraine Dodero; William Dodero and Lorraine Dodero, as joint tenants; and Lorraine Dodero, as trustee of a grantor trust for the benefit of Corrine Dodero (collectively, the "Additional Sellers") shall sell, convey, assign, transfer and deliver to the Company, and the Company shall purchase, acquire and accept from each such Additional Seller, good and valid title to all of the shares of Company Common Stock held by such Additional Seller, as set forth on EXHIBIT I attached hereto (the "Additional Sellers' Shares"), free and clear of all Liens. In consideration of the aforesaid sale, conveyance, assignment, transfer and delivery of the Additional Sellers' Shares, at the Subsequent Closings, the Company shall pay and convey to each Additional Seller a purchase price equal to the product of (a) One Dollar and Fifty Cents ($1.50) multiplied by (b) the number of Additional Sellers' Shares set forth opposite such Additional Seller's name on EXHIBIT I attached hereto, in immediately available United States Dollars, payable to each such Additional Seller by bank cashier's check, certified check or wire transfer at the applicable Subsequent Closing.

         3. The Company shall reimburse to Frankino legal expenses in the amount of Two Million Eleven Thousand Six Hundred Dollars ($2,011,600.00), which shall be paid at the Closing by wire transfer of immediately available United States Dollars to a bank account designated by Frankino.

         4. The Company and Frankino agree to use their best, good faith efforts to consummate the settlement of the action captioned In Re: National Auto Credit, Inc. Securities Litigation, Case No. 1:98CV0264, which is currently pending in the United States District Court for the Northern District of Ohio.

         5. The Company makes the following representations with respect to the transactions set forth in Paragraphs 1 and 2 above:

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to enter into this Agreement, and to consummate the transactions contemplated hereby.

            (b) The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby have been authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes a valid and binding obligation of Sellers, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

            (c) Given that, pursuant to Paragraph 8 hereof, the parties hereto have waived the restrictions imposed by the Status Quo Order to the extent necessary to consummate the transactions contemplated hereby, the execution and delivery by the Company of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default under, (i) any provision of the Company's Restated Certificate of Incorporation, as amended, the Company's Amended and Restated By-Laws or any other similar organizational documents of the Company, (ii) any judgment, order, injunction or decree (an "Order"), or statute, law, ordinance, rule or regulation ("Applicable Law"), applicable to the Company or the property or assets of the Company or (iii) any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation ("Contracts") to which the Company is a party or by which the Company or any of the Company's assets may be bound. Other than any consent, approval, order or authorization of, notice to, or registration, declaration or filing ("Governmental Approval") that may be required under the terms of the Status Quo Order, if any, no Governmental Approval of any court, administrative agency or commission or other governmental entity, authority or instrumentality, domestic or foreign ("Governmental Authority"), is required to be obtained or made by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby.

         6. The Sellers, jointly and severally, make the following representations with respect to the transactions set forth in Paragraph 1 above and, on behalf of the Additional Sellers, the Sellers, jointly and severally, make the following representations with respect to the transactions set forth in Paragraph 2 above:

            (a) The Trust is a duly constituted charitable trust duly organized and validly existing under the laws of the State of Florida, the Foundation is a not-for-profit corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and the

Partnership is a general partnership duly organized, validly existing and in good standing under the laws of the State of Nevada, and each has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

            (b) The execution, delivery and performance by the Sellers of this Agreement, and the consummation of the transactions contemplated hereby, have been authorized by all necessary action, corporate or otherwise. This Agreement has been duly executed and delivered by the Sellers, and, assuming that this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of each of the Sellers, enforceable against each of the Sellers in accordance with its terms.

            (c) Given that, pursuant to Paragraph 8 hereof, the parties hereto have waived the restrictions imposed by the Status Quo Order to the extent necessary to consummate the transactions contemplated hereby, the execution and delivery by Sellers of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default under, (i) any provision of the organizational documents of the Sellers that are not natural persons,
(ii) any Order, or Applicable Law, applicable to any of the Sellers or the property or assets of the Sellers or (iii) any Contracts to which any Seller is a party or by which any Seller or any Seller's assets may be bound. Other than any Governmental Approval that may be required under the terms of the Status Quo Order, if any, no Governmental Approval of any Governmental Authority is required to be obtained or made by or with respect to any Seller in connection with the execution and delivery of this Agreement or the consummation by any Seller of the transactions contemplated hereby.

            (d) The Sellers own an aggregate of Fifteen Million Seven Hundred Forty-Three Thousand Twelve (15,743,012) shares of Company Common Stock and have good and valid title to such Shares, free and clear of all Liens, and the Shares are the only securities of the Company that the Sellers or, except as set forth on EXHIBIT I attached hereto, any of their affiliates or associates own beneficially or of record as of the date hereof (as each such term is used under the regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")). The Additional Sellers own an aggregate of One Hundred Twenty Thousand Three Hundred Forty-Eight (120,348) shares of Company Common Stock and have good and valid title to such Additional Sellers' Shares, free and clear of all Liens, and the Additional Sellers' Shares are the only securities of the Company that the Additional Sellers own beneficially or of record as of the date hereof (as each such term is used under the regulations promulgated under the Exchange Act).

         7. The Frankino Parties agree that from and after the date hereof, they, and each of them, will not, nor will they permit their affiliates or cause or assist in any way their associates or other representatives to, directly or indirectly, alone or in concert or in conjunction with any other "Person" or "Group" (as such terms are used in Section 13(d)(3) of the Exchange Act) (a) in any manner acquire, agree to acquire or to make any proposal (or request permission to make any proposal) to acquire, directly or indirectly, any beneficial interest in any securities of, equity interest in or any property or assets (other than property or assets transferred in the ordinary course of the Company's business) of the Company or any of its subsidiaries, (b) except with the prior written consent of the Company, propose to the Company or any of its stockholders to enter into any merger or business combination involving the Company or any of its subsidiaries or to purchase a material portion of the assets of the Company or any of its subsidiaries, (c) make or in any way participate in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the U.S. Securities and Exchange Commission) to vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of the Company or any of its subsidiaries, (d) form, join or in any way participate in a Group with respect to any voting securities of the Company or any of its subsidiaries, (e) seek, alone or in concert with others, to control, change or influence the management, Board of Directors or policies of the Company or its affiliates or propose any matter to be voted upon by the stockholders of the Company, (f) disclose any intention, plan or arrangement inconsistent with the foregoing, (g) assist, advise or encourage any other Person in doing any of the foregoing, or (h) make any request or proposal to amend, waive or terminate any provisions of this Paragraph 7.

         8. By executing this Agreement, each of the parties hereto hereby waives, as permitted by Paragraph 4 thereof, the restrictions imposed by the Status Quo Order to the extent necessary to consummate the transactions contemplated hereby. Upon the exchange of fully executed copies of this Agreement, the Frankino Parties and the Company shall each, through their respective counsel, (i) effect dismissals with prejudice of the Actions, which dismissals shall become effective upon the execution and filing of comparable dismissals from Reading Entertainment, Inc., a Nevada corporation ("Reading"), FA, Inc., a Nevada corporation and a wholly owned subsidiary of Reading ("FA"), and Slusser Associates, Inc., a Delaware corporation ("Slusser"), if such comparable dismissals are required to effect a full dismissal of the Actions, and (ii) jointly take such action as shall be necessary to vacate, dissolve or otherwise terminate the operation of the Status Quo Order.

Each of the parties shall bear its own fees and expenses in connection with the Actions and the dismissal thereof pursuant to this Paragraph 8.

         9. The Frankino Parties, for themselves, their heirs, administrators, executors, representatives, beneficiaries and assigns, hereby release and discharge the Company, Reading, FA and Slusser, and each of their respective past, present and future officers, directors, stockholders, parent and/or subsidiary companies, affiliated entities, successors-in-interest, representatives, agents, employees, attorneys and assigns, and the individuals' heirs, administrators, executors, representatives, attorneys and assigns (collectively, the "NAC Group"), from any and all claims, demands, causes of action, actions, judgments, liens, indebtedness, costs, damages, obligations, attorneys' fees, losses and liability of whatever kind and character, whether known or unknown, foreseen or unforeseen, arising from the beginning of time to the date hereof that each of them has against the members of the NAC Group, including, without limiting the generality of the foregoing, those related in any way to the Actions; PROVIDED, that nothing contained herein shall be deemed to release (a) any member of the NAC Group from any of its obligations under this Agreement or the Exhibits hereto or (b) the Company from any challenge by Frankino related to amounts reported by the Company to the Internal Revenue Service as income attributable to Frankino. The Frankino Parties covenant and agree not to sue any member of the NAC Group with respect to any claim (a) related in any way to the Actions and/or (b) otherwise released herein.

         10. The Company, for itself and its affiliated entities, successors-in-interest, representatives, agents and assigns, and the individuals' heirs, administrators, executors, representatives, attorneys and assigns, hereby release and discharge the Frankino Parties, together with their heirs, administrators, executors, representatives, beneficiaries, attorneys and assigns (the "Frankino Group"), from any and all claims, demands, causes of action, actions, judgments, liens, indebtedness, costs, damages, obligations, attorneys' fees, losses and liability of whatever kind and character, whether known or unknown, foreseen or unforeseen, arising from the beginning of time to the date hereof that each of them has against the members of the Frankino Group, including, without limiting the generality of the foregoing, those related in any way to the Actions; PROVIDED, that nothing contained herein shall release any member of the Frankino Group from any of its obligations under this Agreement or the Exhibits hereto. The Company covenants and agrees not to sue the Frankino Parties with respect to any claim (a) related in any way to the Actions and/or (b) otherwise released herein.

         11. (a) The Company shall cause each of the following individuals and entities to deliver to the Frankino Parties on the date hereof, a release on the terms set forth in EXHIBIT II attached hereto: David L. Huber, Donald Jasensky, James J. McNamara, Phillip A. Sauder, Henry Y.L. Toh, Peter Zackaroff, John A. Gleason, William S. Marshall, National Cinemas, Inc., Reading, FA and Slusser.
(b) The Company shall [use its reasonable best effort to] cause Reading, FA and Slusser to execute and file dismissals with prejudice of the Actions, if such dismissals are necessary to effect a full dismissal of the Actions.

             (c) The Frankino Parties shall cause each of the following individuals to deliver to the Company on the date hereof an agreement on the terms set forth in EXHIBIT III hereto: Lorraine Dodero, William Dodero, William Maund and Robert Upton.

             (d) Frankino shall deliver to the Company on the date hereof a letter in the form of EXHIBIT IV hereto.

         12. Except as set forth below, the rights of any Frankino Party to indemnification by the Company, including advancement of fees, costs and/or expenses or other damages, under the Company's Restated Certificate of Incorporation, as amended, the Company's Amended and Restated By-laws, applicable law or otherwise shall be unaffected by the provisions of this Agreement, and the following provisions shall not abrogate any rights of any of the Frankino Parties or any of the persons referenced in Paragraph 11(c) hereof under directors and officers insurance policies issued to the Company. The parties to this Agreement hereby acknowledge and agree that any rights to indemnification by the Company to which any of the Frankino Parties is or would be entitled pursuant to the Company's Restated Certificate of Incorporation, as amended, the Company's Amended and Restated By-laws, applicable law or otherwise shall be limited as follows: (i) none of the Frankino Parties shall be entitled to, and each of them hereby waives and forever forgives any rights to, any such indemnification for fees, costs and/or expenses or other damages incurred by any such person or entity on or prior to the date of this Agreement in connection with the Actions or any other action or proceeding arising from or based upon the same facts and circumstances that form the basis of the Actions; PROVIDED, that the Company shall not be entitled to, and hereby waives and forever forgives any rights to, reimbursement from any of the Frankino Parties for amounts previously paid by the Company to any of the Frankino Parties or their counsel; and (ii) none of the Frankino Parties shall be entitled to, and each of them hereby waives and forever forgives any rights to, advancement of, or reimbursement for, fees, costs and/or expenses or other damages incurred by any such person or entity after the date of this Agreement in connection with any threatened or pending action, suit or proceeding (whether civil, criminal, administrative or investigative) known to the Company and/or such individual or entity as of the date hereof (a "Known Proceeding"), except as follows: At the conclusion or termination of each such known proceeding, the Company shall indemnify the Frankino Parties in accordance with, and as permitted by, the Company's Restated Certificate of Incorporation, as amended, the Company's Amended and Restated By-laws, and applicable law, to the extent of Fifty Percent (50%) of the aggregate amount of fees, costs, and/or expenses or other damages which each such individual or entity incurs in connection with each such Known Proceeding.

         13. The Frankino Parties shall cooperate with the Company as fully as reasonably possible in connection with the prosecution or defense of any claim by the Company against any person not a party to this Agreement or against the Company by any person not a party to this Agreement. The Company shall, and shall cause each of its directors, officers, employees, advisors, consultants, affiliates and subsidiaries, to cooperate with the Frankino Parties, and each of them, as fully as reasonably possible in connection with the defense of any claim or known proceeding related in any way to Frankino's relationship with the Company.

         14. By entering into this Agreement, neither the Frankino Parties nor the Company intends to make, nor shall they be deemed to have made, any admission of any kind.

         15. Unless specifically provided herein, this Agreement is not intended to create, and shall not create, any rights in any person or entity that is not a party to this Agreement.

         16. This Agreement has been prepared, and negotiations in connection with it have been carried on, by the efforts of each of the parties hereto, and this Agreement is to be construed fairly and in accordance with its plain meaning, and not strictly against any particular party, and no party hereto shall be deemed to be the draftsperson hereof.

         17. This Agreement constitutes the entire understanding of the parties concerning its subject matter and may not be modified, altered, or discharged except by a writing signed by all of the parties. No representations or promises except those set forth herein have been made to induce any party to enter into this Agreement.

         18. This Agreement shall be binding on each of the parties hereto and on their respective successors and assigns.

         19. The representations and warranties set forth in Paragraphs 5 and 6 hereof shall survive indefinitely following the execution of this Agreement and the consummation of the transactions contemplated hereby.

         20. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding its choice of law or conflicts of law or other provisions which might result in the selection of the substantive law of another jurisdiction. Each party hereto agrees that any claim relating to this Agreement shall be brought solely in the Court of Chancery of the State of Delaware in and for New Castle County, unless the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, in which case any such claim shall be brought in the Superior Court of the State of Delaware in and for New Castle County, and each party hereto consents to the jurisdiction of such Court for purposes hereof.

         21. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Settlement Agreement and Release on the date(s) set forth below.

Date:
      -----------------              -------------------------------------------
                                     SAMUEL J. FRANKINO


                                     SAMUEL J. FRANKINO AND CONNIE M. FRANKINO
                                     CHARITABLE FOUNDATION


Date:                                By:
      -----------------                 ----------------------------------------
                                     Its:
                                         ---------------------------------------


                                     CORRINE L. DODERO TRUST FOR THE ARTS AND
                                     SCIENCES


Date:                                By:
      -----------------                 ----------------------------------------
                                     Its:
                                         ---------------------------------------


                                     FRANKINO AND FRANKINO
                                     INVESTMENT COMPANY


Date:                                By:
      -----------------                 ----------------------------------------
                                     Its:
                                         ---------------------------------------


                                     NATIONAL AUTO CREDIT, INC.


Date:                                By:
      -----------------                 ----------------------------------------
                                     Its:
                                         ---------------------------------------

                                    EXHIBIT I
                                    ---------

              OWNERSHIP OF NATIONAL AUTO CREDIT, INC. COMMON STOCK BY AFFILIATES AND ASSOCIATES OF THE FRANKINO PARTIES
              ----------------------------------------------------


                          AFFILIATE/ASSOCIATE                       SHARES OWNED


William Maund.........................................................   4,000

Lorraine Dodero.......................................................     279

William Dodero and Lorraine Dodero, as joint
         tenants with rights of survivorship..........................  88,619

Lorraine Dodero, as trustee of a grantor trust for the
         benefit of her daughter, Corrine Dodero......................  27,450


        Total......................................................... 120,348
                                                                       =======

                                   EXHIBIT II
                                   ----------

RELEASE OF CLAIMS AND WAIVER(1)
------------------------------

         This Release of Claims and Waiver (this "Release and Waiver") is executed as of the 30th day of November, 2000 by [[_____], an individual resident of the State of [_____]](2) [[_____], a [_____] corporation](3) (the "Releasing Party").

        In consideration of the covenants and agreements set forth in the Settlement Agreement and Release (Including Agreement for Sale of Shares), dated as of the date hereof (the "Settlement Agreement"), by and among Samuel J. Frankino, individually and as trustee and president of the Foundation (as defined below), trustee of the Trust (as defined below) and managing partner of the Partnership (as defined below) ("Frankino"), the Samuel J. Frankino and Connie M. Frankino Charitable Foundation (the "Foundation"), the Corrine L. Dodero Trust for the Arts and Sciences (the "Trust") and Frankino and Frankino Investment Company, a Nevada general partnership (the "Partnership" and, collectively with Frankino in all capacities listed above, the Foundation and the Trust, the "Frankino Parties"), on the one hand, and National Auto Credit, Inc., a Delaware corporation, on the other hand, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Releasing Party, for itself and its [affiliated entities, successors-in-interest, representatives, agents and assigns,](4) [heirs, administrators, executors, representatives, beneficiaries and assigns,](5) hereby releases and discharges each of the Frankino Parties, Lorraine Dodero, William Dodero, William Maund and Robert Upton, together with their respective heirs, administrators, executors, representatives, beneficiaries, attorneys and assigns (collectively, the "Frankino Group"), from any and all claims, demands, causes of action, actions, judgments, liens, indebtedness, costs, damages, obligations, attorneys' fees, losses and liability of whatever kind and character, whether known or unknown, foreseen or unforeseen, arising from the beginning of time to the date hereof that the Releasing Party has against the members of the Frankino Group, including, without limiting the generality of the foregoing, those related in any way to the cases pending before the Court of Chancery of the State of Delaware captioned National Auto Credit, Inc. v. Sam J. Frankino, C.A. No. 17973 and Sam J. Frankino v. David L. Huber, et al., C.A. No. 17984 (such cases being collectively referred to herein as the "Actions"); provided, that nothing contained herein shall release any member of the Frankino Group from any of its obligations under the Settlement Agreement or the Exhibits thereto. The Releasing Party covenants and agrees not to

--------

(1) To be executed by David L. Huber, Donald Jasensky, James J. McNamara, Phillip A. Sauder, Henry Y.L. Toh, Peter Zackaroff, John A. Gleason, William S. Marshall, National Cinemas, Inc., Reading, FA and Slusser.
(2)    To be inserted if Releasing Party is an individual.
(3)    To be inserted if Releasing Party is a corporation.
(4)    To be inserted if Releasing Party is a corporation.
(5)    To be inserted if Releasing Party is an individual.

sue any of the Frankino Parties with respect to any claim (a) related in any way to the Actions and/or (b) otherwise released herein.

         So that the transactions contemplated by the Settlement Agreement may proceed, the Releasing Party hereby waives, as permitted by paragraph 4 thereof, the restrictions imposed by the Order Maintaining Status Quo, dated as of April 13, 2000, entered in connection with the Actions.

         This Release and Waiver shall be governed by and construed in accordance with the laws of the State of Delaware, excluding its choice of law or conflicts of law or other provisions which might result in the selection of the substantive law of another jurisdiction. The Releasing Party hereby agrees that any claim relating to this Release and Waiver shall be brought solely in the Court of Chancery of the State of Delaware in and for New Castle County, unless the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, in which case any such claim shall be brought in the Superior Court of the State of Delaware in and for New Castle County, and the Releasing Party hereby consents to the jurisdiction of such Court for purposes hereof.

         IN WITNESS WHEREOF, the undersigned Releasing Party has executed this Release and Waiver as of the date first above written.

                                      RELEASING PARTY

                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                   EXHIBIT III
                                   -----------

                         RELEASE OF CLAIMS, RESIGNATION
                         ------------------------------
                          AND STANDSTILL AGREEMENT(6)
                          ---------------------------

         This Release of Claims, Resignation and Standstill Agreement (this "Release") is executed as of the 30th day of November, 2000 by [_____], an individual resident of the State of [_____] (the "Releasing Party").

         In consideration of the covenants and agreements set forth in the Settlement Agreement and Release (Including Agreement for Sale of Shares), dated as of the date hereof (the "Settlement Agreement"), by and among Samuel J. Frankino, individually and as trustee and president of the Foundation (as defined below), trustee of the Trust (as defined below) and managing partner of the Partnership (as defined below) ("Frankino"), the Samuel J. Frankino and Connie M. Frankino Charitable Foundation (the "Foundation"), the Corrine L. Dodero Trust for the Arts and Sciences (the "Trust") and Frankino and Frankino Investment Company, a Nevada general partnership (the "Partnership" and, collectively with Frankino in all capacities listed above, the Foundation and the Trust, the "Frankino Parties"), on the one hand, and National Auto Credit, Inc., a Delaware corporation (the "Company"), on the other hand, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Releasing Party, for itself, its heirs, administrators, executors, representatives, beneficiaries and assigns, hereby releases and discharges each of the Company, Reading Entertainment, Inc., a Nevada corporation ("Reading"), FA, Inc., a Nevada corporation and a wholly owned subsidiary of Reading ("FA"), Slusser Associates, Inc., a Delaware corporation ("Slusser"), David L. Huber, Donald Jasensky, James J. McNamara, Phillip A. Sauder, Henry Y.L. Toh, Peter Zackaroff, John A. Gleason and William S. Marshall, and each of their respective past, present and future officers, directors, stockholders, parent and/or subsidiary companies, affiliated entities, successors-in-interest, representatives, agents, employees, attorneys and assigns, and the heirs, administrators, executors, representatives, attorneys and assigns of any individual included within the foregoing (collectively, the "NAC Group"), from any and all claims, demands, causes of action, actions, judgments, liens, indebtedness, costs, damages, obligations, attorneys' fees, losses and liability of whatever kind and character, whether known or unknown, foreseen or unforeseen, arising from the beginning of time to the date hereof that the Releasing Party has against the members of the NAC Group, including, without limiting the generality of the foregoing, those related in any way to the cases pending before the Court of Chancery of the State of Delaware captioned National Auto Credit, Inc. v. Sam J. Frankino, C.A. No. 17973 and Sam J. Frankino v. David L. Huber, et al., C.A. No. 17984 (such cases being collectively referred to herein as the "Actions"); provided, that nothing contained herein shall be deemed to release any member of the NAC Group from any of its obligations under the Settlement Agreement or the Exhibits thereto. The Releasing Party hereby covenants and agrees not to sue any member of the NAC Group with respect to any claim (a) related in any way to the Actions and/or (b) otherwise released herein.

         The Releasing Party hereby resigns, effective as of the date hereof, from any and all positions

----------
(6) To be executed by Lorraine Dodero, William Dodero, William Maund and Robert Upton.

with the Company, including any position as a director, executive officer and/or employee of the Company.

         The Releasing Party agrees that from and after the date hereof, the Releasing Party will not, nor will it permit its affiliates or cause or assist in any way its associates or other representatives to, directly or indirectly, alone or in concert or in conjunction with any other "Person" or "Group" (as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (a) in any manner acquire, agree to acquire or to make any proposal (or request permission to make any proposal) to acquire, directly or indirectly, any beneficial interest in any securities of, equity interest in or any property or assets (other than property or assets transferred in the ordinary course of the Company's business) of the Company or any of its subsidiaries, (b) except with the prior written consent of the Company, propose to the Company or any of its stockholders to enter into any merger or business combination involving the Company or any of its subsidiaries or to purchase a material portion of the assets of the Company or any of its subsidiaries, (c) make or in any way participate in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the U.S. Securities and Exchange Commission) to vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of the Company or any of its subsidiaries, (d) form, join or in any way participate in a Group with respect to any voting securities of the Company or any of its subsidiaries, (e) seek, alone or in concert with others, to control, change or influence the management, Board of Directors or policies of the Company or its affiliates or propose any matter to be voted upon by the stockholders of the Company, (f) disclose any intention, plan or arrangement inconsistent with the foregoing, (g) assist, advise or encourage any other Person in doing any of the foregoing, or (h) make any request or proposal to amend, waive or terminate any provisions of this Release.

         This Release shall be governed by and construed in accordance with the laws of the State of Delaware, excluding its choice of law or conflicts of law or other provisions which might result in the selection of the substantive law of another jurisdiction. The Releasing Party hereby agrees that any claim relating to this Release shall be brought solely in the Court of Chancery of the State of Delaware in and for New Castle County, unless the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, in which case any such claim shall be brought in the Superior Court of the State of Delaware in and for New Castle County, and the Releasing Party hereby consents to the jurisdiction of such Court for purposes hereof.

         IN WITNESS WHEREOF, the undersigned Releasing Party has executed this Release of Claims, Resignation and Standstill Agreement as of the date first above written.

                                   RELEASING PARTY


                                   By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                   EXHIBIT IV
                                   ----------

TO THE BOARD OF DIRECTORS, NATIONAL AUTO CREDIT, INC.:

         I, Samuel J. Frankino, hereby resign from all positions with National Auto Credit, Inc., including my directorship, effective immediately.



Dated:
      ----------------------                     ------------------------------
                                                 Samuel J. Frankino